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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32168, 333-32180, 333-45636, 333-65462 and
333-72628) and on Form S-8 (Nos. 333-90946, 333-07561, 333-07565,
333-44998,333-53769, 333-64830, 333-64838, 333-77031 and 333-125384) of Sapient
Corporation of our report dated March 16, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 16, 2006